Exhibit 10.9

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


        THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is executed and made effective as of January 1, 1999 between TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina Limited Partnership, whose address is P.O. Box 29168, Greensboro, N.C. 27408 (the "Company") and JOSEPH NEHMEN, ("Nehmen") a resident of North Carolina, whose address is 402 Waycross Drive, Greensboro, NC. 27410.

                                    RECITALS

A. Company and Nehmen entered into an Employment Agreement dated January 1,
1995.


B. The parties intend to extend the term of Nehmen's employment and to modify, amend and restate the Employment Agreement upon the terms and conditions set forth herein

        Now therefore, in consideration of the promises contained herein and other valuable consideration, the parties agree as follows:

1. EMPLOYMENT. Company agrees to employ Nehmen during the term of this Agreement. Nehmen agrees to devote full time and attention and his best efforts to the business affairs of the Company. Except as provided in the last paragraph of this Section, during the term of his employment hereunder, Nehmen shall not perform services for others as a consultant, employee or otherwise and shall not engage in the conduct of any other trade or business.

        Company is engaged in the development and operation of retail shopping centers. Nehmen will serve as the Company's Vice President of Operations and will perform duties assigned to him by the Company in all phases of the Company's business which are generally performed by executives holding similar positions.

        Notwithstanding the foregoing provisions of this Section, Nehmen may perform consulting or employment services which do not materially interfere with the performance of his duties as a full time employee of the Company as follows:

        A. For a purchaser of any of the assets or capital stock of Merchants Wholesalers of Missouri, Inc. (the company in which he was formerly a part owner and with whom he was employed) in connection with the purchaser's conduct of a business for the wholesale and retail sale of cigarettes, candy, tobacco and similar items and so long as the purchaser is not engaged in activities which are in competition with the business currently conducted by the Company; and


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        B. For Dolgin & Associates (a firm in which Nehmen owns an interest) in connection with that firm's conduct of the business of providing tax consultation and advice and so long as that firm is not engaged in activities which are in competition with the business currently conducted by the Company.

2. TERM. The term of Nehmen's employment pursuant to this Agreement as herein amended and restated shall begin on January 1, 1999 (the "Commencement Date") and shall end on December 31, 2001 (the "Contract Term") unless sooner terminated or extended as herein provided. The twelve calendar month period beginning on the Commencement Date and on each anniversary of the Commencement Date during the Contract Term, including any extension thereof, is sometimes herein referred to as a "Contract Year".

        On each anniversary of the Commencement Date, the term of the Agreement shall be automatically extended by one year (but not beyond December 31, 2004) unless Nehmen's employment has been terminated on or prior to that Anniversary Date as herein provided. For purposes of illustration, on January 1, 2000, the Contract Term will be automatically extended to December 31, 2002. On January 1, 2001, the Contract Term shall be automatically extended until December 31, 2003.

        This Agreement shall survive any merger, acquisition or cessation of business by the Company and shall remain binding upon any successor of the Company or transferee of the Company's business.

3. COMPENSATION. For each Contract Year beginning on or after January 1, 1999, Employer will pay Employee for services performed pursuant to this Agreement an "Annual Base Salary" as follows:


       CONTRACT YEAR            ANNUAL BASE SALARY
           1999                     $190,000.00
           2000                     $200,000.00
           2001                     $210,000.00
           2002              not less than $210,000.00
           2003              not less than $210,000.00
           2004              not less than $210,000.00

        The Annual Base Salary shall be paid in equal installments in arrears in accordance with Company's regular pay schedule.


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        The Company will provide Nehmen with any medical, disability or life insurance benefits in accordance with any such plans provided by the Company for other employees and for which Nehmen is eligible.

        Nehmen will be reimbursed for any necessary and reasonable expense incurred by him in performing the services requested of him by the Company during the term of employment. At least monthly, Nehmen will submit such records and paid bills supporting the amount of the expenses incurred and to be reimbursed as the Company shall reasonably require.

        Company will pay and/or withhold for FICA, income and other employee taxes on compensation payable to Nehmen hereunder as required by law.

4. VACATION. Nehmen shall be entitled to a vacation during each Contract Year for the term of employment hereunder of similar length and taken under similar circumstances as the vacation taken by other members of the Company's senior management team.

5.      TERMINATION; SEVERANCE BENEFITS.

        A. Termination. Nehmen's employment by the Company hereunder shall be terminated as follows:

               1. Death. Nehmen's employment hereunder shall terminate upon his death.

               2. Disability. Nehmen's employment hereunder shall terminate upon his "Disability". "Disability" for these purposes shall mean Nehmen's inability through physical or mental illness or other cause to perform any of the material duties assigned to him by the Company for a period of one hundred and eighty
(180) days or more within any twelve consecutive calendar months. Nehmen will receive the compensation provided for hereunder during any period of sickness or disability prior to the termination of his employment;

               3. For Cause. The Company may terminate Nehmen's employment hereunder for "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate Nehmen's employment hereunder upon (i) a finding by the Board that he has materially harmed the Company through a material act of dishonesty in the performance of his duties hereunder, (ii) his conviction of a felony involving moral turpitude, fraud or embezzlement, or (iii) a finding by the Board of Directors that Nehmen has failed to perform his material duties under this Agreement (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if his failure to perform is not of a type requiring a single action to cure fully, that he may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion).

               4. Good Reason. Nehmen may terminate his employment hereunder for "Good Reason". Nehmen shall have "Good Reason" to terminate his employment in the event of any

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material adverse change in his job title, duties, responsibilities, perquisites granted hereunder, or authority without his consent, the relocation of the Company headquarters outside of the Greensboro, North Carolina metropolitan area without his consent, or a material breach of this Employment Agreement by the Company.

               5. Without Cause. With Board approval, the Company may terminate Nehmen's employment hereunder without Cause upon 30 days notice.

               6. Resignation without Good Reason. Nehmen may terminate his employment without Good Reason upon 90 days written notice to the Company.

        B. Notice of Termination. Any termination of Nehmen's employment hereunder by the Company or Nehmen (other than by reason of Nehmen's death) shall be communicated by a notice of termination to the other party hereto. For purposes of this Agreement, a "notice of termination" shall mean a written notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of Nehmen's employment under the provision indicated and (iii) specifies the effective date of the termination.

        C. Severance Benefits. Upon termination of Nehmen's employment, Nehmen shall be entitled to receive only the compensation accrued but unpaid for the period of employment prior to the date of such termination of employment and shall not be entitled to additional compensation except as follows:

               1. Termination Without Cause or For Good Reason. If Nehmen's employment shall be terminated by the Company without Cause (pursuant to Section 5.A.5) or by Nehmen for Good Reason (pursuant to Section 5.A.4), the Company shall continue to pay Nehmen his Annual Base Salary and to provide all Benefits to Nehmen provided for under this Agreement until the date that his employment is terminated. In addition, the Company shall pay Nehmen as liquidated damages an amount equal to three (3) times the Annual Base Salary payable to him for the Contract Year in which his employment is terminated. Such amount shall be paid at the same time and in the same manner as the Annual Base Salary would have been paid if Nehmen's employment had not terminated.

               2. Termination by Death or Disability. If Nehmen's employment is terminated by reason of his death or Disability, the Company will pay Nehmen (or, in the event of his death, his wife, Susan Nehmen or, if she is not living, his estate) as severance pay, an amount equal to his Base Annual Salary that he was receiving when his employment was terminated. Such amount shall be paid in 12 equal monthly installments beginning with the first calendar month after the month in which the employment is terminated. If Nehmen's employment is terminated after the tenth anniversary of the Commencement Date because of his death or disability during any extension of the term, the death or disability severance benefit provided in this paragraph shall not be paid.


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               3. Termination For Cause of Without Good Reason. If Nehmen's
employment hereunder is terminated by the Company for Cause or by Nehmen without Good Reason, Nehmen shall not be paid any severance compensation.

6.      COVENANT AGAINST COMPETITION AND NON-DISCLOSURE.

        A. Covenant Against Competition. Nehmen covenants and agrees that during Nehmen's employment and for a period of one year after he ceases to be employed by Company, Nehmen shall not, directly or indirectly, as an employee, employer, shareholder, proprietor, partner, principal, Agent, consultant, advisor, director, officer, or in any other capacity, engage in the development or operation of a retail shopping facility within a radius of one hundred (100) miles of any retail shopping facility owned or operated by the Company at any time during Nehmen's employment hereunder or in any state in which the Company owns or operates a retail shopping facility or within a radius of one hundred
(100) miles of any site for which Company has made an offer to purchase for the development of a retail shopping facility by the Company prior to the date of the termination of Nehmen's employment. Notwithstanding the foregoing, Nehmen may continue to perform the consulting services permitted by the third paragraph of Section 1 of this Agreement.

        B. Disclosure of Information. Nehmen acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as financial information, terms of leases, terms of financing, financial condition of tenants and potential tenants, sales and rental income of shopping centers and other specifics about Company's development, financing, construction and operation of retail shopping facilities. Nehmen covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever any such confidential information that has been obtained by, or disclosed to, him as a result of his employment by Company.

        C.     Reasonableness of Restrictions.

               1. Nehmen has carefully read and considered the foregoing provision of this Item, and, having done so, agrees that the restrictions set forth in these paragraphs, including but not limited to the time period of restriction set forth in the covenant against competition are fair and reasonable and are reasonably required for the protection of the interests of Company and its officers, directors and other employees.

               2. In the event that, notwithstanding the foregoing, any of the provisions of this Item shall be held invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Item relating to the time period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas

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        such court deems reasonable and enforceable, the time period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

        D. Consideration. The covenants against competition and non-disclosure by Nehmen in this Item are made in consideration of the Company's agreement to employ Nehmen upon the terms and conditions set forth herein. Such covenants against competition and of non-disclosure by Nehmen in this Item constitute the material inducement to Company to enter into this Agreement, to make confidential information developed by Company available to Nehmen and to pay the salary and bonuses provided for Nehmen herein.

        E. Company's Remedies. Nehmen covenants and agrees that if he shall violate any of his covenants or agreements contained in this Item 6, then the Company shall, in addition to any other rights and remedies available to it at law or in equity, have the following rights and remedies against Nehmen:

               1. The Company shall be relieved of any further obligation to Nehmen under the terms of this agreement; and

               2. The Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or other benefits that Nehmen, directly or indirectly, has realized and/or may realize as a result of, growing out of or in connection with, any such violation.

        The foregoing rights and remedies of the Company shall be cumulative and the election by the Company to exercise any one or more of them shall not preclude the Company's exercise of any other rights described above or otherwise available under applicable principals of law or equity.

7.      NOTICES.

        Any notice required or permitted to be given pursuant to this Agreement shall be hand delivered or sent by certified mail, return receipt requested, to the address of the party to whom it is directed as set forth below:

        Company:                    Tanger Properties Limited Partnership
                                    c/o Stanley K. Tanger
                                    P.O. Box 29168
                                    Greensboro, N.C.  27402

        Nehmen:                     Joe Nehmen
                                    402 Waycross Drive
                                    Greensboro, NC 27410


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        IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the day and year first above written.

                             TANGER PROPERTIES LIMITED PARTNERSHIP, a
                             North Carolina Limited Partnership

                             By: TANGER FACTORY OUTLET CENTERS, INC.,
                                    it's sole general partner


                             By: _________________________________
                                     STANLEY K. TANGER,
                                     Chairman of the Board
                                     Chief Executive officer


                             _______________________________ (SEAL)
                             JOSEPH NEHMEN



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